EXHIBIT 99.1

Business Update

June 1, 2004

•	Management anticipates that sequential revenue growth for the second quarter will be at the high end of the company’s previously stated guidance of 7-9%.

•	Revenues for the company’s advanced, 0.13-micron, Stratix™ and Cyclone™ families are expected to grow strongly in the second quarter. Previous design wins in these industry-leading families are now beginning to drive follow-on production-based demand, creating robust growth for these two FPGA families in the quarter.

•	The first silicon for Altera’s next generation, 90-nanometer, Stratix II high-density FPGA devices is now in-house. The company expects to ship Stratix II devices to customers, on schedule, during the second quarter.

Forward-Looking Statements

This business update contains forward-looking statements about expected revenue growth which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements are subject to many uncertainties and risks related to the company’s operations and business environment. The risks that the company faces may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. These risks are discussed further in the company’s SEC filings which are available from the company without charge. Forward-looking statements are made as of the date of this update and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.